EXHIBIT 5.24
[Letterhead of Debevoise & Plimpton LLP]
July 9, 2012
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg
and the Guarantors listed on Annex A attached hereto
Dear Sirs,
Registration Statement on Form F-4 (the “Registration Statement”)
     We have acted as English counsel to Closure Systems International (UK) Limited (“CSI UK”), Reynolds Consumer Products (UK) Limited (“RCPL”), Reynolds Subco (UK) Limited (“Subco”), SIG Combibloc Limited (“SIGCL”), SIG Holdings (UK) Limited (“SIG Holdings”), Ivex Holdings, Ltd. (“Ivex”), Kama Europe Limited (“Kama”), J. & W. Baldwin (Holdings) Limited (“J. and W.”), Omni-Pac U.K. Limited (“Omni-Pac”) and The Baldwin Group Limited (“Baldwin”) (each a “Company” and together the “Companies”) in connection with (i) the issuance of $1,000,000,000 aggregate principal amount of 9.875% senior notes due 2019 (the “August 2011 Senior Notes”) issued by Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg ) S.A and (ii) the issuance of US$1,250,000,000 aggregate principal amount of 9.875% senior notes due 2019 issued by Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg ) S.A..

1.	Documents
          For the purposes of this letter, we have examined the following documents:
          (a) executed copies of:
          (i) the senior notes indenture, dated as of August 9, 2011, relating to the August 2011 Senior Notes among RGHL US Escrow II LLC, RGHL US Escrow II Inc., the Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent; and
          (ii) the supplemental indenture, dated as of September 8, 2011, relating to the August 2011 Senior Notes among the Ultimate Issuers (as defined therein), certain Senior Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, the documents in paragraph (a) together being the “Transaction Documents”;
          (b) a draft copy of the seventh senior notes supplemental indenture relating to the August 2011 Senior Notes, to be entered into by the Issuers (as defined therein), BP I (as defined therein), the guarantors party thereto and The Bank of New York Mellon, as trustee, principal paying agent, registrar and transfer agent, to the indenture, dated as of August 9, 2011, in respect of the August 2011 Senior Notes, as amended or supplemented, a form of which is filed as Exhibit 4.22.2 to the Registration Statement (the “August 2011 Seventh Senior Notes Supplemental Indenture”);
          (c) in respect of each Company copies of:
          (i) its memorandum and articles of association obtained pursuant to the Searches referred to below; and
          (ii) its certificate of incorporation, together with any certificate(s) of incorporation on change of name obtained pursuant to the Searches referred to below;
          (d) in respect of CSI UK:
          (i) resolutions of its board of directors dated July 20, 2011 and February 23, 2012;
          (ii) resolutions of its shareholder dated July 20, 2011 and February 20, 2012;

          (iii) powers of attorney dated July 20, 2011 and February 23, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012;
          (e) in respect of RCPL:
          (i) resolutions of its board of directors dated July 20, 2011 and March 5, 2012;
          (ii) resolutions of its shareholder dated July 20, 2011 and February 20, 2012;
          (iii) powers of attorney dated July 20, 2011 and March 14, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012;
          (f) in respect of Subco:
          (i) resolutions of its board of directors dated July 27, 2011 and March 6, 2012;
          (ii) resolutions of its shareholder dated July 27, 2011 and February 28, 2012;
          (iii) powers of attorney dated July 27, 2011 and March 5, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012;
          (g) in respect of SIGCL:
          (i) resolutions of its board of directors dated July 20, 2011 and March 1, 2012;
          (ii) resolutions of its shareholder dated July 20, 2011 and March 5, 2012;
          (iii) powers of attorney dated July 20, 2011 and March 1, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012;

          (h) in respect of SIG Holdings:
          (i) resolutions of its board of directors dated July 20, 2011 and March 1, 2012;
          (ii) resolutions of its shareholder dated July 20, 2011 and February 28, 2012;
          (iii) powers of attorney dated July 20, 2011 and March 1, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012;
          (i) in respect of Ivex:
          (i) resolutions of its board of directors dated July 20, 2011 and February 22, 2012;
          (ii) resolutions of its shareholder dated July 20, 2011 and February 20, 2012;
          (iii) powers of attorney dated July 20, 2011 and March 14, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012;
          (j) in respect of Kama:
          (i) resolutions of its board of directors dated July 20, 2011 and March 12, 2012;
          (ii) resolutions of its shareholder dated July 20, 2011 and February 22, 2012;
          (iii) powers of attorney dated July 20, 2011 and March 14, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012;
          (k) in respect of J. and W.:
          (i) resolutions of its board of directors dated July 20, 2011 and March 8, 2012;

          (ii) resolutions of its shareholder dated July 20, 2011 and February 24, 2012;
          (iii) powers of attorney dated July 20, 2011 and March 14, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012;
          (l) in respect of Omni-Pac:
          (i) resolutions of its board of directors dated July 20, 2011 and March 8, 2012;
          (ii) resolutions of its shareholder dated July 20, 2011 and February 24, 2012;
          (iii) powers of attorney dated July 20, 2011 and March 14, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012; and
          (m) in respect of Baldwin Group:
          (i) resolutions of its board of directors dated July 20, 2011 and March 8, 2012;
          (ii) resolutions of its shareholder dated July 20, 2011 and March 12, 2012;
          (iii) powers of attorney dated July 20, 2011 and March 14, 2012; and
          (iv) officer’s certificates dated September 8, 2011 and March 15, 2012.
          Save as mentioned above or in Section 2 below, for the purposes of this letter, we have not examined any contracts, instruments or other documents entered into by or affecting the Companies or any corporate records of the Companies and we have not made any other enquiries concerning any of them.
2.	Searches
          For the purposes of this letter, we have conducted only the following searches and enquiries (together the “Searches”) (which Searches did not necessarily reveal the up-to-date, complete or accurate position):

          (a) a search of the information available on file at Companies House in respect of each Company conducted at 11.30 a.m. on July 9, 2012; and
          (b) an enquiry by telephone made in respect of each Company at the Central Index of Winding Up Petitions at 11.45 a.m. on July 9, 2012.
3.	English Law
          The opinions set out in this letter are given only with respect to domestic English law in force at the date of this letter and not, for the avoidance of doubt, its conflict of laws rules and on the basis that they will be interpreted in accordance with the laws of England. We express no opinion in this letter on the laws of any jurisdiction other than England and we assume that no foreign law affects this opinion. Without limiting the generality of the foregoing, we express no opinion on European Union law (save as it has been directly enacted into the English domestic law). We express no opinion on matters of fact.
4.	Assumptions
          The opinions set out in this letter are based upon the assumptions that:
          (a) all signatures, stamps and seals appearing on the documents examined by us are genuine;
          (b) the documents submitted to us as originals are authentic, accurate and complete;
          (c) the copies of documents submitted to us (including as certified, notarised, conformed, photocopied, scanned or faxed copies) conform to the originals;
          (d) the entering into each of the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture and the exercise of rights and performance of obligations under them are within the capacity and powers of each of the parties to them (other than the Companies);
          (e) each of the Transaction Documents is duly authorised by and duly executed and delivered by or on behalf of each of the parties to it (other than the Companies);
          (f) the August 2011 Seventh Senior Notes Supplemental Indenture is duly authorized by and will be duly executed and delivered by or on behalf of each of the parties to it (other than the Companies);
          (g) there are no other arrangements between any of the parties to the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental

Indenture which modify or supersede any of the terms of the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture;
          (h) all statements as to matters of fact contained in the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture are accurate;
          (i) in respect of any party to any of the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture and its respective directors, employees, agents and advisers (other than Debevoise & Plimpton LLP), there is no bad faith, fraud, coercion, duress or undue influence;
          (j) due compliance with all matters (including, without limitation, the obtaining of necessary consents and approvals and the making of necessary filings and registrations and due compliance with all execution and delivery requirements) required in connection with each of the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture in jurisdictions other than England and Wales has been effected and that such compliance remains in full force and effect and will continue to be effective where required for the validity and enforceability under any law (other than English law) of the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture and that the performance of each of the obligations under each of the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture is not illegal or contrary to public policy or law in any place outside England and Wales in which that obligation is to be performed; and no foreign law affects this opinion;
          (k) each of the parties to the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) and regulations made under FSMA with respect to anything done by it in relation to the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture in, from or otherwise involving the United Kingdom including, without limitation, section 19 (the general prohibition), section 21 (restrictions on financial promotion), section 118 (market abuse) and section 397 (misleading statements and practices);
          (l) the resolutions of the board of directors of each Company referred to in paragraphs 1(d)(i), 1(e)(i), 1(f)(i), 1(g)(i), 1(h)(i), 1(i)(i), 1(j)(i), 1(k)(i), 1(l)(i) and 1(m)(i) were duly and validly passed as written resolutions in accordance with the requirements set out in each Company’s articles of association, the shareholder resolutions referred to in paragraphs 1(d)(ii), 1(e)(ii), 1(f)(ii), 1(g)(ii), 1(h)(ii), 1(i)(ii), 1(j)(ii), 1(k)(ii), 1(l)(ii) and 1(m)(ii) were duly and validly passed as written resolutions in accordance with the requirements of the Companies Act 2006 and none of the resolutions or powers of attorney referred to in paragraphs 1(d)(iii), 1(e)(iii), 1(f)(iii),

1(g)(iii), 1(h)(iii), 1(i)(iii), 1(j)(iii), 1(k)(iii), 1(l)(iii) and 1(m)(iii) have been rescinded or amended and each remains in full force and effect;
          (m) in respect of the board resolutions referred to in paragraphs 1(d)(i), 1(e)(i), 1(f)(i), 1(g)(i), 1(h)(i), 1(i)(i), 1(j)(i), 1(k)(i), 1(l)(i) and 1(m)(i), (i) in passing such resolutions the directors of the relevant Company were acting in good faith, (ii) the transactions and other matters referred to in such resolutions of the board were entered into and effected by each such Company for the purpose of carrying on its business, (iii) at the time such transactions or matters were entered into or effected the directors of each such Company had reasonable grounds for believing that the transactions or matters would promote the success of such Company for the benefit of its members as a whole and (iv) the directors of the relevant Company exercised their powers in connection with the transactions or matters in accordance with their duties under all applicable laws and the memorandum and articles of association of the relevant Company;
          (n) each director of each Company has disclosed any interest which such director may have in the transactions contemplated by the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture to which each such Company is a party (the “Transactions”) in accordance with the provisions of the Companies Act 2006 and the articles of association of the relevant Company of which he is a director and no such director has any interest in the Transactions except to the extent permitted by the relevant articles of association;
          (o) there has been no alteration in the status or condition of any Company as disclosed by the Searches and those Searches are complete and accurate in all respects;
          (p) the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture would have the same meaning and effect when construed under the laws of the jurisdictions expressed to govern them as they would if they were governed by English law;
          (q) no Company will become a bank, a holding company of a bank, building society or a credit union, or a group undertaking of any such entities (as such terms are defined in Part 1 of the Banking Act 2009); no asset over which security is to be created by a Company will comprise Securities issued by a bank or holding company of a bank (as such terms are defined in the Banking Act 2009) or deferred shares or private membership rights in a building society; and
          (r) none of the Companies will at any time have, either their “centre of main interests” (as that term is used in Article 3(1) of the Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings which came into force on 31 May 2002 (the

“Regulation”)) or an establishment in any Member State of the European Union for the purpose of Article 3(2) of the Regulation, in each case, other than the United Kingdom.
5.	Opinions as to English Law
          On the basis of the assumptions set out above and subject to the reservations set out below, we are of the opinion that:
          (a) each Company has been duly incorporated and is a validly existing company under English law;
          (b) each Company has the corporate power and authority to execute and enter into each of the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture to which it is a party;
          (c) each Transaction Document has been duly authorised, executed and delivered by each Company party to it;
          (d) the August 2011 Seventh Senior Notes Supplemental Indenture has been duly authorised by each Company party to it;
          (e) the entry into and performance of each Transaction Document (in accordance with the provisions of the Transaction Documents) and the August 2011 Seventh Senior Notes Supplemental Indenture (in accordance with the provisions of the August 2011 Seventh Senior Notes Supplemental Indenture) by each Company party to it will not result in a violation of the provisions of its memorandum and articles of association as currently in effect; and
          (f) all corporate action required to authorise the execution and delivery by each Company of each Transaction Document to which it is a party and the performance by it of its obligations under such Transaction Document has been taken.
6.	Reservations
          The opinions set out in this letter are qualified by the following reservations:
          (a) Role: Our role in rendering this opinion has been confined to reviewing the Transaction Documents and the August 2011 Seventh Senior Notes Supplemental Indenture from the point of view of English law to the extent necessary for the purpose of rendering this opinion. Accordingly, except for those matters of English law which are specifically addressed in this opinion, we express no opinion or view on the Transactions, any other documentation relating thereto, or any other legal issue including (without limitation) whether the Transaction Documents or the August 2011

Seventh Senior Notes Supplemental Indenture are effective for any commercial, accounting, tax or legal objectives or purposes of the parties thereto.
          (b) Other jurisdictions: English law may have regard to the law of the place of performance of any obligation under the Transaction Documents or the August 2011 Seventh Senior Notes Supplemental Indenture which is to be performed outside England and Wales. It may refer to that law in relation to the manner of performance and the steps to be taken in the event of defective performance.
          (c) Insolvency: The opinions contained in this letter are subject to and may be affected by the provisions of any applicable bankruptcy, liquidation, insolvency, reorganisation, administration, moratorium, fraudulent transfer, rescheduling, preference, undervalue transaction or other laws (whether under domestic English law or EU law) relating to or affecting the enforcement of creditors’ rights generally;
          (d) Restrictions: We express no opinion on whether the Transaction Documents or the August 2011 Seventh Senior Notes Supplemental Indenture or the performance of any obligation thereunder may result in the breach of any restrictions imposed on any of the parties by any instrument (other than the memorandum and articles of association of the Companies) to which they are a party or by which they may be bound.
          (e) Financial condition: We express no opinion or make any form of representation as to any matter of fact, or the financial condition or prospects, or accounting position, relating to any Company.
          (f) Tax: We express no opinion as to tax liabilities in England and Wales or any other jurisdiction (including, without limitation, taxes on income or profits, value added tax and stamp duties or returns) or other filings to be made in respect of any tax liabilities, arising out of the Transaction Documents or the August 2011 Seventh Senior Notes Supplemental Indenture or any other transactions contemplated or effected thereby.
          (g) Anti-Terrorism Legislation: Legislation, treasury rules and regulations in England restrict or prohibit payments, transactions and dealings with assets and individuals or entities having a proscribed connection with certain countries or subject to international sanctions or associated with terrorism.
          (h) Banking Act 2009: The opinions set out in this letter are subject to any limitations arising from any measures taken in relation to a bank or a holding company of a bank or a building society (as such terms are defined in Part 1 of the Banking Act 2009) or any changes in law made pursuant to the powers contained in Part 1 of the Banking Act 2009 which are designed to address the situation where all or part of the business of a bank or building society has encountered, or is likely to encounter, financial difficulties.
          The opinions set out in this letter are addressed to and intended for your benefit. We assume no responsibility to update or supplement the opinions set out in this letter to reflect any facts or circumstances which may come to our attention, or any changes in laws which may occur, after the date of effectiveness of the Registration Statement.
          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.
Yours faithfully,
/s/ Debevoise & Plimpton LLP
Debevoise & Plimpton LLP

Annex A
1.	Closure Systems International (UK) Limited

2.	Ivex Holdings, Ltd.

3.	J. & W. Baldwin (Holdings) Limited

4.	Kama Europe Limited

5.	Omni-Pac U.K. Limited

6.	Reynolds Consumer Products (UK) Limited

7.	Reynolds Subco (UK) Limited

8.	SIG Combibloc Limited

9.	SIG Holdings (UK) Limited

10.	The Baldwin Group Limited